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                                                                    EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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                                                                         THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                               JUNE 30,                  JUNE 30,
                                                                        --------------------      --------------------
                                                                          1997        1996          1997         1996
                                                                        --------    --------      -------       ------

PRIMARY:
Average common shares outstanding ...............................        1,546        1,325         1,553        1,326

Dilutive stock options based on the treasury stock method
   using the period end market price ............................           32            2            32            2
                                                                        ------       ------       -------       ------

Average common and common share equivalents
   outstanding ..................................................        1,578        1,327         1,585        1,328
                                                                        ======       ======       =======       ======

Net income ......................................................       $3,221       $2,396       $11,602       $2,704
                                                                        ======       ======       =======       ======

Net income per share ............................................       $ 2.04       $ 1.81       $  7.32       $ 2.04
                                                                        ======       ======       =======       ======

FULLY DILUTED:
Average common and common share equivalents
   outstanding - primary ........................................        1,578        1,327         1,585        1,328
                                                                        ======       ======       =======       ======

Net income ......................................................       $3,211       $2,396       $11,602       $2,704
                                                                        ======       ======       =======       ======


Net income per share ............................................       $ 2.04       $ 1.81       $  7.32       $ 2.04
                                                                        ======       ======       =======       ======


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